Exhibit 10.2

Direct Dial: (702) 367-2848

Facsimile: (702) 221-6755

Glenn C. Christenson

Senior Vice President

Treasurer

March 28, 2003

via hand delivery

Mr. William J. Bullard

KB Enterprises

c/o Fertitta Enterprises, Inc.

2960 W. Sahara Avenue, Suite 200

Las Vegas, Nevada 89102

Re:	Ground Lease and Sublease dated June 1, 1993, as amended (the “Lease”), between KB Enterprises, as landlord (“Landlord”), and Boulder Station, Inc., as tenant (“Tenant”)

Dear Bill:

This letter agreement will confirm that, pursuant to Section I.C.2 of the Lease, Landlord and Tenant have agreed that (a) the annual Rent (as defined in the Lease) for the first Rental Period (as defined in the Lease) shall be $2,200,000 per year, subject to adjustment pursuant to subsection (2) of that Section, and (b) the first Rental Period shall commence on July 1, 2003.  Except as expressly modified hereby, the Lease remains in full force and effect.

If the foregoing accurately sets forth Landlord’s agreement with respect to these matters, please so indicate by executing the attached copy of this letter on behalf of Landlord and returning it to me as soon as possible.

Sincerely,

BOULDER STATION, INC .

/S/ GLENN C. CHRISTENSON
Glenn C. Christenson
Senior Vice President Treasurer

March 28, 2003

Mr. William J. Bullard

AGREED to and ACCEPTED this day of March, 2003:

KB ENTERPRISES

By:
William J. Bullard, Secretary